[DESCRIPTION]   KPMG CONSENT

                                                                    Exhibit 23.1
                                                                    ------------

                               AUDITORS' CONSENT

The Board of Directors
D.O.S. Ltd.:

We consent to the incorporation by reference in this Form 8-K of Tuboscope Vetco International Corporation of our report dated June 16, 1996 with respect to the consolidated balance sheets of D.O.S. Ltd and subsidiaries as of March 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended March 31, 1995, which report appears in the Form S-4 of Tuboscope Vetco International Corporation dated March 21, 1996. Our report refers to a change in accounting for income taxes to comply with the Financial Accounting Standards Board's Statement No. 109 "Accounting for Income Taxes" in 1994.


                                                        KPMG Peat Marwick LLP

Forth Worth, Texas
May 2, 1996

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